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                                                              EXHIBIT 10.2(1)(f)

                                 FIFTH AMENDMENT
                                     TO THE
                                BELO SAVINGS PLAN
                (AS AMENDED AND RESTATED EFFECTIVE JULY 1, 2000)


         Belo Corp., a Delaware corporation, pursuant to authorization by the Board of Directors, adopts the following amendments to the Belo Savings Plan (the "Plan").

         1. The first sentence of Section 3.2(a) of the Plan ("75% Matching Contribution"), as previously amended by the Third Amendment to the Plan, is further amended in its entirety to read as follows:

         The Participating Employers will pay to the Trustee as a matching contribution for each payroll period an amount equal to 75% of each eligible Participant's Deferral Contributions (including catch-up Deferral Contributions described in Section 3.1(d)) made on and after July 1, 2000, but only to the extent that the Participant's Deferral Contributions do not exceed 6% of the Participant's Compensation for the payroll period.

         2. Subsection (b) of Section 3.2 of the Plan ("Participating Employer Matching Contributions"), as previously amended by the Third Amendment to the Plan, is further amended in its entirety to read as follows:

                           (b) 55% Matching Contribution. With respect to each Participant other than a Participant described in Section 3.2(a), the Participating Employers will pay to the Trustee as a matching contribution for each payroll period an amount equal to 55% of the Participant's Deferral Contributions (including catch-up Deferral Contributions described in Section 3.1(d)) but only to the extent that the Participant's Deferral Contributions do not exceed 6% of the Participant's Compensation for the payroll period.

         3. The foregoing amendments will be effective as of September 1, 2002.

         Executed at Dallas, Texas, this 27th day of September, 2002.

                                       BELO CORP.


                                       By  /s/ Marian Spitzberg
                                           -------------------------------------
                                               Marian Spitzberg
                                               Senior Vice President, Human
                                               Resources